Exhibit 10.4

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT



     This Amendment No. 3 to Employment Agreement ("Amendment No. 3") is made this 10th day of November, 1998, and effective as of the 21st day of August, 1998, between PennCorp Financial Group, Inc., a Delaware corporation (together with its successors and permitted assigns under the Employment Agreement, as defined herein, the "Company"), and David J. Stone (the "Executive").

                               W I T N E S S E T H

                  WHEREAS, the Executive and the Company are parties to an Employment Agreement (herein so called), dated as of June 7, 1996, as amended;

                  WHEREAS, the Executive and the Company have entered into a letter agreement dated October 16, 1998, pertaining to the Employment Agreement and Executive's employment with the Company; and

                  WHEREAS, the Company desires to amend, and the Executive is willing to amend, the provisions of the Employment Agreement relating to the duties of the Executive during his employment with the Company;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

                  1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning given such terms in the Employment Agreement.

                  2.       Amendment to Definitions.  Clause (m) of
Section 1 of the Employment Agreement shall be amended to read in its entirety as follows:

                           (m) "Good Reason" shall mean the occurrence of any of
                  the following events within the 60-day period preceding the termination of employment by the Executive:

                           (1) a reduction in the Executive's Base Salary or any
                  material failure by the Company to honor its obligations under Sections 7, 8, 9 or 10 hereof, in any such case, without the Executive's prior written consent;

                           (2) a material  change in the  Executive's  duties or
                  responsibilities with respect to his employment by the Company under the Agreement without the Executive's prior written consent;

                           (3) an actual change by the Board in the  Executive's
                  principal work location by more than 25 miles and more than 25 miles from the Executive's principal place of abode as of the date hereof without the Executive's prior written consent;

                           (4) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction; or

                           (5)      a Change in Control.

                  3. Amendment to Section 3 of the Employment Agreement.  Clause
(a) of Section 3 of the Employment Agreement shall be amended to read in its entirety as follows:

                  3.       Position, Duties and Responsibilities.

                           (a) Until the end of the Term of Employment, the Executive shall be employed by the Company and perform senior level services pertaining to the disposition of subsidiaries, divisions or other assets of the Company, shall provide general strategic policy and business advice to the Board and shall perform such other senior level services as the parties shall mutually agree. Executive shall report only to the Board and/or its Chairman, but shall coordinate and cooperate with the Chief Executive Officer of the Company.

                  4. Clause (b) of Section 3 of the Employment Agreement is deleted in its entirety.

                  5. Section 5 of the Employment Agreement shall be amended to read in its entirety as follows:

                           5.       Reserved.

                  6. Section 13 of the Employment Agreement is amended to add a new paragraph (d) at the end of Section 13 to read as follows:

                  Subject to Sections 12 and 13 of the Employment Agreement, Executive may manage his personal affairs and may establish an investment fund to be operated by him in the future, provided that such activities shall not interfere with or impair (i) Executive's performance of his duties and responsibilities with respect to the Company, or (ii) the operation of the KB Investment Fund I, L.P. (formerly known as the Knightsbridge Capital Fund I, L.P.) and the existing financial commitments of the limited partners to the KB Fund (including, but not limited to, encouraging the release of such commitments or attempts by limited partners to obtain a release of such commitments). Executive shall not actually operate an investment fund established by him or, without the permission of the Company which shall not be unreasonably withheld, be associated with an investment fund that is "funded" and that is not engaged in Fund Competitive Activity, in either case while employed hereunder. Executive hereby acknowledges and agrees that nothing herein shall be construed as waiving the rights of the Company or releasing Executive from his obligations under paragraph (b) of Section 13 of the Employment Agreement, as set forth in Amendment No. 2 to the Employment Agreement dated January 5, 1998.

                  7. No Waiver by Company. Executive hereby acknowledges and agrees that the Company has not waived and by execution of this Amendment No. 3 does not waive any rights or claims, if any, that the Company may have against Executive with respect to Executive's employment with the Company or otherwise involving the Company or any of its subsidiaries. Without limiting the generality of the foregoing, the Company hereby expressly reserves any and all of its rights or claims, if any, against Executive.

                  8. Limited Waiver by Executive. Company hereby acknowledges and agrees that Executive has not waived and by execution of this Amendment No. 3 does not waive any rights or claims, if any, that Executive may have against the Company or otherwise involving the Company or any of its subsidiaries, except Executive agrees that he does not have and hereby waives any claim to resign for Good Reason under the Employment Agreement as a result of the events that transpired on or about August 21, 1998 or as a result of changes documented by this Amendment No. 3.

                  9. No Further Modifications. Except as expressly amended by this Amendment No. 3 and other prior amendments to the Employment Agreement, the Employment Agreement shall continue in full force and effect in accordance with its terms.

                  10. Governing Law. This Amendment No. 3 shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflict of laws.

                  11. Headings. The headings of the sections contained in this Amendment No. 3 are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  12. Counterparts. This Agreement may be executed in two or more counterparts.

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 on the day and year written above.

                                            PENNCORP FINANCIAL GROUP, INC.



                                            By:/s/Scott D. Silverman
                                            ------------------------
                                               Scott D. Silverman, Executive
                                               Vice President, Chief
                                               Administrative Officer and
                                               General Counsel



                                            By:/s/Kenneth Roman
                                            ------------------------
                                               Kenneth Roman, Chairman
                                               Compensation Committee



                                             /s/David J. Stone
                                            ------------------------
                                                David J. Stone